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EXHIBIT (23)(a)
CONSENT OF INDEPENDENT AUDITORS                               Sprint Corporation


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-3, No. 333-55930; Form S-8, No. 33-38761; Form
S-8, No. 33-31802; Form S-8, No. 2-97322; Form S-8, No. 33-59316; Form S-8, No.
33-59322; Form S-8, No. 33-59324; Form S-8, No. 33-59326; Form S-8, No. 33-
53695; Form S-8, No. 33-59349; Form S-8, No. 33-65149; Form S-8, No. 33-25449;
Form S-8, No. 333-42077; Form S-8, No. 333-46487; Form S-8, No. 333-46491; Form
S-8, No. 333-68737; Form S-8, No. 333-68741; Form S-8, No. 333-68739; Form S-8,
No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76755; Form S-8, No.
333-76783; Form S-8, No. 333-92809; Form S-8 No. 333-41662 and Form S-8 No. 333-
54108) of Sprint Corporation and in the related Prospectuses of our reports dated February 1, 2001 with respect to the consolidated financial statements and schedule of Sprint Corporation, as amended, and the combined financial statements of the Sprint FON Group and the Sprint PCS Group, as amended, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2000.

                                                    /s/ Ernst & Young LLP
                                                    ----------------------------
                                                    Ernst & Young LLP


Kansas City, Missouri
May 14, 2001